Exhibit 99.1

NEWS RELEASE

COMPUWARE CORPORATION                                           COMPUWARE [LOGO]
--------------------------------------------------
Corporate Headquarters
ONE CAMPUS MARTIUS o DETROIT, MICHIGAN 48226
313-227-7300

For Immediate Release

July 22, 2003

             Compuware Reports Fiscal Year '04 First Quarter Results

DETROIT--July 22, 2003--Compuware Corporation (NASDAQ: CPWR) today announced financial results for its first quarter ended June 30, 2003.

Compuware reports first quarter revenues of $306.0 million, compared to $346.6 million in the first quarter of the previous fiscal year. Net income was $2.6 million compared to $22.5 million in the same quarter of fiscal 2003. Earnings per share (diluted computation) were 1 cent compared to 6 cents, based upon
384.0 million and 378.5 million shares outstanding, respectively.

During the company's first quarter, software license fees were $55.3 million, maintenance fees were $101.6 million and revenue from professional services was $149.1 million.

"This was a tough quarter for Compuware, and I am terribly disappointed with our results," said Chairman and CEO Peter Karmanos, Jr. "While we were profitable and maintained a solid balance sheet with $614 million in cash and investments, we fell short of our revenue goals. We think that a turnaround in IT spending is at least a quarter away."

Karmanos added: "While we were not happy with our numbers this quarter, we are still very optimistic about the future of our company. We have the best products in our industry, our sales staff is repositioned to sell them, our professional services are competitively priced, and we have exciting new initiatives that are 'one-of-a-kinds' in our market. Our success depends upon our ability to execute."

First Quarter Fiscal Year 2004 Highlights

During the first quarter, Compuware:

o Announced that it is launching four key initiatives designed to help customers put applications into action. These four initiatives are:

      - Compuware Application Reliability Solution (CARS)--a solution designed to improve organizational effectiveness by linking development, quality assurance and operations. CARS gives organizations the confidence that applications will meet business and operational requirements. Formally launched during Q1, CARS provides greater control over application delivery by uniting proven processes, a rich portfolio of technology and quality assurance expertise.

                                     -MORE-

Page 2
Compuware Reports Fiscal Year '04 First Quarter Results
July 22, 2003


      - Compuware OptimalJ--an enterprise application development environment designed for organizations that are seeking to accelerate the development, integration and maintenance of J2EE applications.

      - Compuware Vantage--a comprehensive performance management solution for monitoring the entire application from the end-user, through the network, to the server and the database tiers.

      - The Compuware NearShore Development Center (NSDC)--conveniently located in Montreal, Canada, the NSDC enables IT organizations to reduce development costs and risk, and enables them to deliver quality applications through the use of highly skilled people, processes and products.

o Released the findings of two studies supporting its strategic initiatives. The first study reported that slow development cycles are the No. 1 application challenge; nearly half of the respondents in the study agreed that adopting model- and pattern-driven development provides companies with definite development advantages. The second study linked application failure to material revenue loss. This study found that 52 percent of the IT and business executives questioned directly experienced material revenue loss due to application failure.

o Made STROBE 3.0 and iSTROBE 1.1 generally available. By implementing an Application Performance Management program that includes STROBE and iSTROBE, IT organizations can meet the challenge of controlling costs, satisfying customers and supporting corporate growth, while reducing the demand their applications make for system resources.

o Introduced Compuware DevPartner Java Edition 3.0.1, the latest version of its software development productivity suite. This version enables a broader base of enterprise customers to accelerate the delivery of reliable, high-performance Java applications. DevPartner Java Edition also integrates with Compuware OptimalJ in order to help accelerate and improve Java application development, debugging, testing and deployment while ensuring software reliability, scalability and performance.

o Announced that its DevPartner development products will be integrated with Visual Studio .NET 2003. The DevPartner family of products accelerates software development and improves the quality of code.

o Announced a partnership between Compuware and BEA Systems, INC. to deliver a comprehensive application life cycle solution. Compuware will extend its existing support for BEA Systems WebLogic Server across its application development, testing and management product lines. This partnership will involve many Compuware products including OptimalJ, DevPartner, QACenter and Vantage.

o Introduced XPEDITER/DevEnterprise 4.0. XPEDITER/DevEnterprise analyzes and understands critical components in applications to fulfill new business requirements. It can also provide insight into how an application change could impact multiple applications, minimizing the risk involved in putting new applications into production.

o Won Outsourcing Center's 2003 Editor's Choice Award as the industry's "Most Improved Process" outsourcing relationship for its partnership with Detroit Public Schools (DPS). Compuware provides IT services for DPS in areas such as human resources, finance and budget operations, student information services as well as special education and others. This partnership has allowed DPS to save more than $3 million.

Page 3
Compuware Reports Fiscal Year '04 First Quarter Results
July 22, 2003


o Announced its support for IBM's eServer zSeries 990. In an effort to recognize the business needs of its customers, Compuware's early support program for z990 includes planned delivery and support of specific Compuware products for validation in z990 customer environments.

o Introduced UNIFACE 8.3. UNIFACE is an enterprise development environment for building, renewing and integrating the largest and most complex business applications. With the release of version 8.3, UNIFACE can now be made available as a Web Service, which enables integration between UNIFACE, J2EE, .NET and legacy applications.

o Topped the SD Times 100 list as the software development industry leader and innovator of test and debug solutions. In addition, Compuware Vantage was the recipient of the prestigious Yphise award for the Best Application Performance Management Software.

Conference Call Information

Compuware will host a conference call today to discuss these results at 5:00 p.m. Eastern time (21:00 GMT). Interested parties calling from the United States should call 877-459-8388. For international access, the conference call number is +1-484-630-8751. The password for the conference call is Compuware. A conference call replay will also be available. For more information, visit the Compuware Corporation Investor Relations web site at http://www.compuware.com.

Compuware Corporation

Compuware Corporation, a multi-billion dollar company, provides business value through software and professional services that optimize productivity and reduce costs across the application life cycle. Meeting the rapidly changing needs of businesses of all sizes, Compuware's market-leading solutions improve the quality, ease the integration and enhance the performance of distributed, e-business and enterprise software. For more information about Compuware, please contact the corporate offices at 800-521-9353. You may also visit Compuware on the World Wide Web at http://www.compuware.com.

                                      ###

Press contact:

Lisa Elkin, Vice President, Corporate Communications and Investor Relations, 313-227-7345

Certain statements in this release that are not historical facts, including those regarding the Company's future plans, objectives and expected performance, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company's reports filed with the Securities and Exchange Commission. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In Thousands, Except Per Share Data)

                                                              QUARTER ENDED
                                                                 JUNE 30,
                                                          ----------------------
                                                            2003          2002
                                                          ---------     --------
REVENUES:
  Software license fees                                   $  55,325     $ 57,153
  Maintenance fees                                          101,576      105,694
  Professional services fees                                149,111      183,752
                                                          ---------     --------
       Total revenues                                       306,012      346,599
                                                          ---------     --------
OPERATING EXPENSES:
  Cost of software license fees                               7,386        7,627
  Cost of professional services                             139,480      167,369
  Technology development and support                         40,023       31,799
  Sales and marketing                                        67,385       66,176
  Administrative and general                                 53,232       44,768
                                                          ---------     --------
       Total operating expenses                             307,506      317,739
                                                          ---------     --------
INCOME (LOSS) FROM OPERATIONS                                (1,494)      28,860

OTHER INCOME                                                  5,109        5,178
                                                          ---------     --------
INCOME BEFORE INCOME TAXES                                    3,615       34,038

INCOME TAX PROVISION                                          1,012       11,573
                                                          ---------     --------
NET INCOME                                                $   2,603     $ 22,465
                                                          =========     ========
DILUTED EPS COMPUTATION
Numerator:  Net income                                    $   2,603     $ 22,465
                                                          ---------     --------
Denominator:
  Weighted-average common shares outstanding                382,521      375,883
  Dilutive effect of stock options                            1,492        2,606
                                                          ---------     --------
  Total shares                                              384,013      378,489
                                                          ---------     --------
Diluted EPS                                               $    0.01     $   0.06
                                                          =========     ========

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)

                                                           AS OF JUNE 30,
                                                     --------------------------
                                     ASSETS
                                                        2003            2002
                                                     -----------    -----------
 CURRENT ASSETS:
   Cash and cash equivalents                         $   361,646    $   270,470
   Investments                                           178,097        139,372
   Accounts receivable                                   473,846        540,316
   Deferred tax asset, net                                29,894         35,042
   Income taxes refundable, net                           10,079         22,642
   Prepaid expenses and other current assets              20,085         18,266
                                                     -----------    -----------
           Total current assets                        1,073,647      1,026,108
                                                     -----------    -----------
 INVESTMENTS                                              74,642         65,139
                                                     -----------    -----------
 PROPERTY AND EQUIPMENT, LESS ACCUMULATED
   DEPRECIATION AND AMORTIZATION                         408,450        226,600
                                                     -----------    -----------
 CAPITALIZED SOFTWARE, LESS ACCUMULATED
   AMORTIZATION                                           51,502         65,794
                                                     -----------    -----------
 OTHER:
   Accounts receivable                                   273,939        298,797
   Deferred tax asset, net                                24,589         47,499
   Goodwill, net                                         212,702        212,141
   Other                                                  28,518         43,751
                                                     -----------    -----------
           Total other assets                            539,748        602,188
                                                     -----------    -----------
 TOTAL ASSETS                                        $ 2,147,989    $ 1,985,829
                                                     ===========    ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

 CURRENT LIABILITIES:
   Accounts payable                                  $    29,132    $    19,495
   Accrued expenses                                      121,924        148,453
   Deferred revenue                                      316,093        338,070
                                                     -----------    -----------
           Total current liabilities                     467,149        506,018

 DEFERRED REVENUE                                        315,242        231,542

 ACCRUED EXPENSES                                         22,354         27,415
                                                     -----------    -----------
           Total liabilities                             804,745        764,975
                                                     -----------    -----------
 SHAREHOLDERS' EQUITY:
   Common stock                                            3,827          3,759
   Additional paid-in capital                            706,907        678,831
   Retained earnings                                     634,509        551,269
   Accumulated other comprehensive loss                   (1,999)       (13,005)
                                                     -----------    -----------
           Total shareholders' equity                  1,343,244      1,220,854
                                                     -----------    -----------

 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY          $ 2,147,989    $ 1,985,829
                                                     ===========    ===========

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (In Thousands)

                                                            THREE MONTHS ENDED
                                                                 JUNE 30,
                                                          ---------------------
                                                             2003       2002
                                                          ----------  ---------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
  Net income                                              $   2,603   $  22,465
  Adjustments to reconcile net income to cash provided
      by operations:
      Depreciation and amortization                          11,222      12,995
      Tax benefit from exercise of stock options                 91          62
      Acquisition tax benefits                                1,758       1,768
      Deferred income taxes                                  (3,704)      4,154
      Other                                                   5,979       6,295
      Net change in assets and liabilities:
        Accounts receivable                                  28,769      77,217
        Prepaid expenses and other current assets            (3,134)     (1,312)
        Other assets                                         (1,167)       (597)
        Accounts payable and accrued expenses               (23,838)    (41,993)
        Deferred revenue                                     35,258       9,964
        Income taxes                                            774       5,045
                                                          ---------   ---------
             Net cash provided by operating activities       54,611      96,063
                                                          ---------   ---------

CASH FLOWS USED IN INVESTING ACTIVITIES:
  Purchase of:
      Property and equipment:
           Headquarters facility                            (23,633)    (42,911)
           Other                                             (2,616)       (613)
      Capitalized software                                   (3,162)     (3,012)
  Investments:
      Proceeds                                              111,708      40,885
      Purchases                                             (97,963)    (56,899)
                                                          ---------   ---------
             Net cash used in investing activities          (15,666)    (62,550)
                                                          ---------   ---------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
  Net proceeds from exercise of stock options                   870         327
  Contribution to stock purchase plans                        2,365       3,325
                                                          ---------   ---------
             Net cash provided by financing activities        3,235       3,652
                                                          ---------   ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                    42,180      37,165

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD            319,466     233,305
                                                          ---------   ---------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                $ 361,646   $ 270,470
                                                          =========   =========

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                             OPERATIONAL HIGHLIGHTS
                          (dollar amounts in thousands)

                                                                    QUARTER ENDED                          QUARTER
                                                              ------------------------                      ENDED
                                                              JUNE 30,        JUNE 30,       YR - YR       MARCH 31,      QTR - QTR
                                                                2003            2002         % Change        2003         % Change
                                                              --------        --------       --------      --------       ---------
License Fees:
  Distributed Product License Fees
   DevPartner                                                 $  4,441        $  4,701        (5.5%)       $  5,878       (24.4%)
   QACenter and File-AID Client/Server                           4,638           4,218        10.0%           6,517       (28.8%)
   UNIFACE and Optimal                                           3,417           3,229         5.8%           6,575       (48.0%)
   Vantage                                                       9,110           6,983        30.5%           7,643        19.2%
                                                              --------        --------                     --------
  Total Distributed Product License Fees                        21,606          19,131        12.9%          26,613       (18.8%)
  Mainframe Product License Fees                                33,719          38,022       (11.3%)         51,174       (34.1%)
                                                              --------        --------                     --------
Total License Fees                                              55,325          57,153        (3.2%)         77,787       (28.9%)

Maintenance Fees                                               101,576         105,694        (3.9%)        103,086        (1.5%)
                                                              --------        --------                     --------
Total Products Revenue                                        $156,901        $162,847        (3.7%)       $180,873       (13.3%)
                                                              ========        ========                     ========

Total Mainframe Products Revenue                              $119,231        $128,063        (6.9%)       $138,242       (13.8%)
Total Distributed Products Revenue                            $ 37,670        $ 34,784         8.3%        $ 42,631       (11.6%)

Total Products Revenue by Geography
  North America                                               $ 86,205        $ 98,185       (12.2%)       $ 98,926       (12.9%)
  International                                               $ 70,696        $ 64,662         9.3%        $ 81,947       (13.7%)

Product Releases
  Mainframe                                                         19              21        (9.5%)             26       (26.9%)
  Distributed                                                       14              17       (17.6%)             19       (26.3%)

Total Costs of Software Products                              $114,794        $105,602         8.7%        $112,504         2.0%

Professional Services
  Professional Services Revenue                               $149,111        $183,752       (18.9%)       $156,735        (4.9%)
  Operating Margin                                                                             6.5%             8.9%        6.4%
  Billable Headcount                                             5,011           5,777       (13.3%)          5,164        (3.0%)

Total Company Headcount                                          9,376           9,922        (5.5%)          9,356         0.2%